UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2021

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 15, 2021, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with New Enterprise Associates 16, L.P., an existing stockholder of the Company (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser, in a private placement, 1,851,852 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and accompanying warrants to purchase an aggregate of 3,703,704 shares of Common Stock (the “Private Placement”). The accompanying warrants to purchase Common Stock are referred to herein collectively as the “Warrants.” Pursuant to the Securities Purchase Agreement, each Share and accompanying warrants to purchase Common Stock were sold together at a combined price of $1.62, for gross proceeds of approximately $3.0 million. The Private Placement closed on October 18, 2021 (the “Closing Date”).

Of the Warrants, warrants to purchase an aggregate of 1,851,852 shares of Common Stock will expire 3.5 years from the Closing Date and warrants to purchase an aggregate of 1,851,852 shares of Common Stock will expire seven years from the Closing Date. The Warrants have an exercise price of $1.37 per share and became exercisable immediately upon issuance.

In addition, in certain circumstances, upon a fundamental transaction of the Company, the holders of Warrants will have the right to require the Company to repurchase such warrants at their fair value using a Black Scholes option pricing formula; provided that (i) such holder may not require the Company or its successor entity to repurchase such warrants for the Black Scholes value in connection with a fundamental transaction that is not approved by the Board of Directors, and therefore not within the Company’s control, and (ii) in the event that the alternate consideration payable to holders of Common Stock in such fundamental transaction consists of equity securities of the successor or acquirer that are quoted or listed on a nationally recognized securities exchange, then the holder of the warrants shall only be entitled to receive the same type or form of consideration (and in the same proportion), determined in accordance with the Black Scholes option pricing formula.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company and indemnification obligations of the Company and the Purchaser, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Registration Rights Agreement

On October 15, 2021, in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which the Company agreed to register for resale the Shares, as well as the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchaser of the Shares and Warrant Shares (together, the “Registrable Securities”) within 15 days following the date on which the Securities and Exchange Commission (the “SEC”) declares effective the registration statement on Form S-3 filed by the Company on October 15, 2021 (the “Filing Date”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Shares and Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement is not filed on or prior to the Filing Date, (ii) the Company fails to file with the SEC a request for acceleration of the registration statement in accordance with Rule 461 within five trading days of the date that the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (iii) the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the registration statement within 15 days after the receipt of comments by or notice from the SEC that such amendment is required in order for the registration statement to be declared effective, (iv) the registration statement has not been declared effective (A) by the 15th day after the Filing Date (or, in the event of a “full review” by the SEC, the 45th day after the Filing Date) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (v) after the registration statement is declared effective but prior to the end of the Effectiveness Period, the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities, or the holders of Registrable Securities are otherwise not permitted to utilize the prospectus in the registration statement to resell such Registrable Securities, for more than 30 consecutive days or more than an aggregate of 60 days during any 12-month period, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 10.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the Purchaser customary indemnification rights in connection with the registration statement. The Purchaser has also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Securities Purchase Agreement, the Warrants and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of 7-Year Warrant, the form of 3.5-Year Warrant, the form of Securities Purchase Agreement and the form of Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 99.1 and 99.2 hereto, respectively, and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchaser in the Securities Purchase Agreement, the offering and sale of the Shares and the Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act. The sales of the Shares and the Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Shares and the Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, the Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares and the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and the Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

SVB Covenant

The Company announced that the proceeds from the Private Placement, together with amounts previously raised since June 1, 2021, satisfy the Company’s obligation under its loan and security agreement with Silicon Valley Bank to raise at least $15.0 million in net proceeds from the sale of equity securities during the period from June 1, 2021 through October 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of 7-Year Warrant

4.2	Form of 3.5-Year Warrant

99.1	Form of Securities Purchase Agreement

99.2	Form of Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and ongoing and planned clinical trials; uncertainties regarding the Company’s ability to execute on its strategy; the risk that positive results from a clinical trial may not necessarily be predictive of the results of future or ongoing clinical trials; potential regulatory developments in the United States and foreign countries; uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results; uncertainties regarding the Company’s ability to continue as a going concern; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic, the impact of the COVID-19 pandemic on the Company’s clinical operations and actions taken in response to the pandemic; as well as other risks and uncertainties set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed with the SEC and in subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

	By:	/s/ Lisa Delfini
Date: October 19, 2021		Lisa Delfini
Chief Financial Officer